UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15 (d) OF

THE SECURITIES EXCHANGE ACT OF 1934

July 8, 2004

Date of Report (Date of earliest event reported)

HORIZON HEALTH CORPORATION

(Exact name of registrant as specified in its charter)

DELAWARE	1-13626	75-2293354
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1500 WATERS RIDGE DRIVE

LEWISVILLE, TEXAS 75057-6011

(Address of principal executive offices and zip code)

(972) 420-8200

(Registrant’s telephone number,

including area code)

ITEM 5. OTHER EVENTS

Director Appointment

The Board of Directors of Horizon Health Corporation appointed Mike R. Bowlin as a Director of the Company effective July 8, 2004. His appointment fills an existing vacancy on the Board of Directors.

Mr. Bowlin is the retired Chairman of Atlantic Richfield Company (ARCO), having served in such capacity from 1995 to 2000. He also held the position of Chief Executive Officer of ARCO from 1994 until 2000. He is a past Chairman of the American Petroleum Institute and the California Business Roundtable.

He is currently a member of the Board of Directors of FMC Technologies, Inc. and Edwards Lifesciences Corporation. He formerly served on the Board of Directors of Wells Fargo and Company from 1996 to 2003. He is a member of the National Council of the House Ear Institute, a member of the Board of Visitors of the M.D. Anderson Cancer Center and a Director of the University of North Texas Foundation.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

HORIZON HEALTH CORPORATION

Date: July 13, 2004	By:	/s/ Ronald C. Drabik
Ronald C. Drabik
Senior Vice President, Finance and
Administration